UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 13, 2020

LeMaitre Vascular, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33092	04-2825458
(Commission File Number)	(IRS Employer Identification No.)

63 Second Avenue
Burlington, Massachusetts	01803
(Address of Principal Executive Offices)	(Zip Code)

(781) 221-2266

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	LMAT	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05. Costs Associated with Exit or Disposal Activities.

In response to the COVID-19 pandemic, on April 13, 2020, LeMaitre Vascular, Inc. (the “Company”) committed to a plan intended to reduce expenses, which includes a reduction in force of approximately 13% of the workforce and other cost-cutting measures, including those described below under Item 5.02. The Company anticipates that it will complete the implementation of the plan during the second quarter of 2020. The Company estimates that it will incur total expenses relating to employment terminations of between approximately $200,000 and $400,000, all of which represent cash expenditures. The Company expects to record the majority of these charges in 2020.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 13, 2020, the Compensation Committee of the Board of Directors (the “Board”) of the Company approved a structured salary reduction program. The program applies to, among others, all executive officers of the Company, including the named executive officers. The salary reductions of the named executive officers, effective April 19, 2020, are as follows: (i) George W. LeMaitre, the Company’s Chief Executive Officer, a 90% reduction to $45,526; (ii) Joseph P. Pellegrino, Jr., the Company’s Chief Financial Officer, a 50% reduction to $162,589; (iii) David B. Roberts, the Company’s President, a 50% reduction to $182,023; and (iv) Trent Kamke, the Company’s Senior Vice President, Operations, a 47.5% reduction to $131,158. The structured salary reduction program applies to all employees earning $40,000 or more per year and will only be applied outside of the United States to the extent permissible under applicable local laws and regulations. These salary reductions are expected to be in place until December 31, 2020.

On April 15, 2020, the non-employee directors serving on the Board of the Company agreed to relinquish their cash compensation until December 31, 2020. The reduction applies to the annual Board retainer, committee membership retainers, committee chair retainers and fees for meeting attendance.

Disclaimer on Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Statements regarding the Company’s business that are not historical facts may be “forward-looking statements” that involve risks and uncertainties. Forward-looking statements are based on management’s current, preliminary expectations and are subject to risks and uncertainties that could cause actual results to differ from the results predicted. These risks and uncertainties include risks and uncertainties included under the heading “Risk Factors” in the Company’s most recent Annual Report on Form 10-K, as updated by its subsequent filings with the SEC, all of which are available on the Company’s investor relations website at http://www.lemaitre.com and on the SEC’s website at http://www.sec.gov. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEMAITRE VASCULAR, INC.

Dated: April 17, 2020	By	/s/ Joseph P. Pellegrino, Jr.
		Name:	Joseph P. Pellegrino, Jr.
		Title:	Chief Financial Officer and Secretary